                                                                    Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 17, 2006, in Amdendment No. 4 to the Registration Statement (Form S-1 No.333-132080) and related Prospectus of Synchronoss Technologies, Inc. for the registration of 8,740,000 shares of its common stock.



/s/ Ernst & Young LLP
Metro Park, New Jersey
June 12, 2006